Exhibit 23.2

Paritz & Company, P.A.	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-206024) of Royal Energy Resources, Inc.; and

(2) Registration Statement (Form S-3 No. 333-213031) of Royal Energy Resources, Inc.

of our report dated November 24, 2015, relating to our audit of the financial statements of Royal Energy Resources, Inc. for the year ended August 31, 2015.

/s/ Paritz & Company, P.A.

Hackensack, NJ
March 31, 2017